Exhibit 99.1

Fortune Brands Reports Fourth Quarter and Full-Year Results; Provides 2015 Annual Outlook

Highlights from continuing operations:

  Q4 2014 sales increased 8 percent year-over-year to $1.04 billion with Q4 2014 EPS of $0.35; EPS before charges/gains increased 38 percent to $0.44
  Full-year 2014 net sales increased 8 percent with EPS of $1.64; EPS before charges/gains increased 27 percent to $1.74
  Tool storage business moved to discontinued operations, effectively reducing prior guidance by $0.11, to a range of $1.73 - $1.75
  Company expects full-year 2015 EPS before charges/gains to grow to $2.00 - $2.10 on sales growth of 9 - 11 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--February 4, 2015--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced fourth quarter and full-year 2014 results from continuing operations and provided its 2015 annual outlook for sales and earnings per share.

“Our teams delivered sales and profit growth in the fourth quarter against tough comparisons and as we made investments in capacity to meet long-term demand. For the full year, we posted solid growth in a slower 2014 housing market than we initially assumed and took a number of actions to better position our businesses and portfolio for future growth,” said Chris Klein, chief executive officer, Fortune Brands. “Entering 2015, our annual outlook calls for continued strong performance based on a repositioned, growth-oriented portfolio, solid execution and the continuing market recovery for both new construction and repair and remodel activity.”

Fourth Quarter 2014

For the fourth quarter of 2014, sales were $1.04 billion, an increase of 8 percent over the fourth quarter of 2013. Earnings per share were $0.35, compared to $0.32 in the prior-year quarter. EPS before charges/gains were $0.44, compared to $0.32 the same quarter last year. Operating income was $79.2 million, compared to $81.9 million in the prior-year quarter. Operating income before charges/gains was $103.7 million, compared to $83.2 million the same quarter last year. Tool storage results have now been reflected as a discontinued operation in all periods and are therefore excluded from these results.

“Sales increased 8 percent for the total company and importantly, earnings per share before charges/gains increased 38 percent,” Klein said.

For each segment in the fourth quarter of 2014, compared to the prior-year quarter:

  Cabinet sales were relatively even with the prior year. Excluding the exit of the builder direct business in the west, the builder and dealer channels grew double digits. Canada decreased 9 percent due to exchange rate movements.
  Plumbing sales increased 6 percent, with solid growth in the U.S. wholesale and retail channels, and double digit growth in China.
  Door sales were up 12 percent with growth in both the wholesale and retail channels.
  Security sales increased 48 percent. Sales from the SentrySafe acquisition added significantly to the growth while organic security sales increased 5 percent. The storage business has been removed from this segment.

“Our core business performance remained solid as we continued to invest in incremental capacity to support future sales growth,” said Lee Wyatt, chief financial officer. “While these capacity investments, combined with slower market growth, pressure profitability in the short run, they should position us well to deliver even higher growth in the future.”

Full Year 2014

For the full year 2014, net sales were $4.0 billion, an increase of 8 percent over 2013. Earnings per share were $1.64 compared to $1.21 in the prior year, and EPS before charges/gains were $1.74 versus $1.37 last year, an increase of 27 percent.

“Our balance sheet remained strong during 2014, even as we completed the SentrySafe acquisition, repurchased $440 million of our shares and increased our quarterly dividend again,” said Wyatt. “As of December 31, 2014, cash was $192 million and debt was $670 million, resulting in net debt to EBITDA of 0.9 times.”

“We have built strong momentum over the past three years,” said Klein. “In 2014, we took steps to strengthen our portfolio, including acquiring SentrySafe, selling Simonton windows and moving tool storage to discontinued operations as we explore strategic alternatives. All of these actions, combined with our expanded capacity, enhance our ability to deliver meaningful growth in 2015 and beyond. We believe we are well-positioned to continue to leverage our structural competitive advantages and drive profitable growth far into the future. Importantly, we also remain sharply focused on driving incremental shareholder value with our cash flow and balance sheet.”

Annual Outlook for 2015

The Company’s 2015 annual outlook is based on a U.S. home products market growth assumption of 6 to 8 percent. Based on the Company’s expectation to continue outperforming the market, the Company expects full-year 2015 net sales to increase 9 to 11 percent.

The Company expects EPS before charges/gains to be in the range of $2.00 to $2.10, which compares to 2014 EPS before charges/gains of $1.74.

The Company’s outlook includes the impact of 2014 actions, including the acquisition of SentrySafe, the sale of Simonton windows, the movement of the tool storage business to discontinued operations and share repurchases.

The Company expects to generate free cash flow of approximately $250 million for the full year 2015. The expected free cash flow is net of anticipated capital expenditures of approximately $130 million, as the Company invests in incremental capacity and infrastructure to support multi-year growth.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, and Master Lock and SentrySafe security products. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, potential effects of past actions on future performance, the separation of our tool storage business from our security business, expected free cash flow and capital expenditures, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Net Sales (GAAP)
Cabinets	$456.1	$455.9	-	$1,787.5	$1,642.2	9
Plumbing	335.1	317.4	6	1,331.0	1,287.0	3
Doors	109.4	97.5	12	413.9	371.6	11
Security	139.0	93.8	48	481.2	402.8	20
Total Net Sales	$1,039.6	$964.6	8	$4,013.6	$3,703.6	8

Operating Income Before Charges/Gains (a)
Cabinets	$35.5	$33.6	6	$138.3	$120.6	15
Plumbing	58.9	53.5	10	260.2	229.7	13
Doors	7.5	3.3	127	29.2	15.3	91
Security	15.4	10.1	52	59.2	55.4	7
Corporate Expenses	(13.6)	(17.3)	21	(56.2)	(68.0)	17
Total Operating Income Before Charges/Gains	$103.7	$83.2	25	$430.7	$353.0	22

Earnings Per Share Before Charges/Gains (b)
Diluted - Continuing Operations	$0.44	$0.32	38	$1.74	$1.37	27

EBITDA Before Charges/Gains (c)	$128.1	$104.1	23	$517.0	$430.0	20

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$191.9	$241.4
Accounts receivable, net	458.9	402.8
Inventories	462.2	428.9
Other current assets	122.8	127.9
Current assets of discontinued operations	63.3	126.4
Total current assets	1,299.1	1,327.4

Property, plant and equipment, net	539.8	460.0
Goodwill	1,467.8	1,433.8
Other intangible assets, net of accumulated amortization	656.5	628.9
Other assets	72.4	42.0
Non-current assets of discontinued operations	17.3	286.0
Total assets	$4,052.9	$4,178.1

Liabilities and Equity
Current liabilities
Notes payable to banks	$-	$6.0
Current portion of long-term debt	26.3	-
Accounts payable	333.8	314.8
Other current liabilities	322.0	357.1
Current liabilities of discontinued operations	17.5	60.8
Total current liabilities	699.6	738.7

Long-term debt	643.7	350.0
Deferred income taxes	150.6	197.4
Other non-current liabilities	292.5	181.9
Non-current liabilities of discontinued operations	3.4	57.0
Total liabilities	1,789.8	1,525.0

Stockholders' equity	2,259.5	2,649.4
Noncontrolling interests	3.6	3.7
Total equity	2,263.1	2,653.1
Total liabilities and equity	$4,052.9	$4,178.1

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2014	2013
Operating Activities
Net income	$159.3	$230.9
Depreciation and amortization	98.8	90.4
Asset impairment charges	10.7	27.4
Recognition of actuarial losses	13.7	5.2
Deferred taxes	0.3	(12.7)
Loss on sale of discontinued operation	83.2	-
Other noncash items	33.1	27.1
Changes in assets and liabilities, net	(145.4)	(70.5)
Net cash provided by operating activities	$253.7	$297.8

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(126.8)	$(94.5)
Proceeds from sale of discontinued operation	130.0	-
Cost of acquisitions, net of cash	(147.3)	(302.0)
Other investing activities	(7.0)	(0.2)
Net cash used in investing activities	$(151.1)	$(396.7)

Financing Activities
Increase in debt, net	$313.8	$31.3
Proceeds from the exercise of stock options	28.9	50.7
Treasury stock purchases	(439.8)	(52.1)
Dividends to stockholders	(77.4)	(49.9)
All other, net	27.0	24.1
Net cash (used in) provided by financing activities	$(147.5)	$4.1

Effect of foreign exchange rate changes on cash	(4.6)	0.2

Net decrease in cash and cash equivalents	$(49.5)	$(94.6)
Cash and cash equivalents at beginning of period	241.4	336.0
Cash and cash equivalents at end of period	$191.9	$241.4

FREE CASH FLOW	Twelve Months Ended December 31,		2015 Full Year
	2014	2013	Approximation

Free Cash Flow*	$179.4	$254.0	$ 250.0
Add:
Capital expenditures	127.5	96.7	130.0
Less:
Proceeds from the sale of assets	0.7	2.2	-
Proceeds from the exercise of stock options	28.9	50.7	10.0
Taxes and transaction costs on sale of discontinued operation	23.6	-	-
Cash Flow From Operations (GAAP)	$253.7	$297.8	$ 370.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. It additionally excludes payments of taxes and transaction costs on the discontinued operation of the Simonton window business. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change

Net Sales	$1,039.6	$964.6	8	$4,013.6	$3,703.6	8

Cost of products sold	697.8	630.4	11	2,646.7	2,408.5	10

Selling, general
and administrative expenses	253.1	248.3	2	943.3	938.7	0

Amortization of intangible assets	3.6	3.1	16	13.1	9.4	39

Restructuring charges	5.9	0.9	556	7.0	2.8	150

Asset impairment charges	-	-	-	-	21.2	(100)

Operating Income	79.2	81.9	(3)	403.5	323.0	25

Interest expense	3.2	1.7	88	10.4	7.2	44

Other (income) expense, net	1.2	(0.3)	500	1.2	5.3	(77)

Income from continuing operations before income taxes	74.8	80.5	(7)	391.9	310.5	26

Income taxes	18.3	25.7	(29)	118.3	101.5	17

Income from continuing operations, net of tax	$56.5	$54.8	3	$273.6	$209.0	31

Income (loss) from discontinued operations, net of tax	(11.1)	9.8	(213)	(114.3)	21.9	(622)

Net income	$45.4	$64.6	(30)	$159.3	$230.9	(31)

Less: Noncontrolling interests	0.3	0.4	(25)	1.2	1.2	0

Net income attributable to
Fortune Brands Home & Security	$45.1	$64.2	(30)	$158.1	$229.7	(31)

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.35	$0.32	9	$1.64	$1.21	36

Diluted Average Shares Outstanding	162.3	171.8	(6)	166.3	171.3	(3)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the fourth quarter of 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $12.5 million ($8.2 million after tax or $0.05 per diluted share) of net restructuring and other charges, a tax benefit resulting from the write off of our investment in an international subsidiary of $1.6 million ($1.6 million after tax or $0.01 per diluted share), an asset impairment charge of $1.6 million ($1.0 million after tax or $0.01 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $12.0 million ($7.6 million after tax or $0.04 per diluted share).

For the twelve months ended December 31, 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $13.5 million ($8.4 million after tax or $0.05 per diluted share) of restructuring and other charges, a tax benefit resulting from the write off of our investment in an international subsidiary of $1.6 million ($1.6 million after tax or $0.01 per diluted share), an asset impairment charge of $1.6 million ($1.0 million after tax or $0.01 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $13.7 million ($8.7 million after tax or $0.05 per diluted share).

For the fourth quarter of 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $1.7 million ($1.6 million after tax) of restructuring and other charges and the impact of income from the actuarial gains associated with our defined benefit plan of $0.4 million ($0.4 million after tax).

For the twelve months ended December 31, 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $3.7 million ($3.0 million after tax or $0.02 per diluted share) of restructuring and other charges, asset impairment charges of $27.4 million ($20.0 million after tax or $0.12 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plan of $5.1 million ($3.3 million after tax or $0.02 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$0.44	$0.32	38	$1.74	$1.37	27

Restructuring and other charges	(0.05)	-	-	(0.05)	(0.02)	(150)
Asset impairment charges	(0.01)	-	-	(0.01)	(0.12)	92
Defined benefit plan actuarial losses	(0.04)	-	-	(0.05)	(0.02)	(150)
Tax item	0.01	-	-	0.01	-	-

Diluted EPS - Continuing Operations	$0.35	$0.32	9	$1.64	$1.21	36

RECONCILIATION OF FULL YEAR 2015 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.00 to $2.10 per share. The Company's outlook includes the impact of 2014 actions, including the acquisition of SentrySafe, the sale of Simonton windows, the movement of the tool storage business to discontinued operations and share repurchases. On a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $1.98 to $2.08 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or losses associated with its defined benefit plans.

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	2013	% Change		2014	2013	% Change

Income from continuing operations, net of tax	$56.5	$54.8	3		$273.6	$209.0	31

Depreciation*	$20.4	$17.5	17		$72.8	$66.7	9
Amortization of intangible assets	3.6	3.1	16		13.1	9.4	39
Restructuring and other charges	12.5	1.7	635		13.5	3.7	265
Interest expense	3.2	1.7	88		10.4	7.2	44
Asset impairment charges	1.6	-	100		1.6	27.4	(94)
Defined benefit plan actuarial (gains) losses	12.0	(0.4)	3,100		13.7	5.1	169
Income taxes	18.3	25.7	(29)		118.3	101.5	17

EBITDA BEFORE CHARGES/GAINS (c)	$128.1	$104.1	23		$517.0	$430.0	20

*Depreciation excludes accelerated depreciation of ($0.2) million for the twelve months ended December 31, 2013. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2014
Current portion of long-term debt (a)				26.3
Long-term debt (a)				643.7
Total debt				670.0
Less:
Cash and cash equivalents (a)				191.9
Net debt (1)				478.1
For the twelve months ended December 31, 2014
EBITDA before charges/gains (2)				517.0

Net debt-to-EBITDA before charges/gains ratio (1/2)				0.9

(a) Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2014.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Defined benefit
		Restructuring	plan actuarial	Asset		Before
	GAAP	and other	gains or	impairment	Tax Item	Charges/Gains
	(unaudited)	charges	(losses)	charge		(Non-GAAP)

2014	FOURTH QUARTER

Net Sales	$1,039.6	-	-	-	-

Cost of products sold	697.8	(6.1)	(2.3)	-	-
Selling, general & administrative expenses	253.1	(0.5)	(9.7)	-	-
Amortization of intangible assets	3.6	-	-	-	-
Restructuring charges	5.9	(5.9)	-	-	-

Operating Income	79.2	12.5	12.0	-	-	103.7

Interest expense	3.2	-	-	-	-
Other expense, net	1.2	-	-	(1.6)	-
Income from continuing operations before income taxes	74.8	12.5	12.0	1.6	-	100.9

Income taxes	18.3	4.3	4.4	0.6	1.6

Income from continuing operations, net of tax	$56.5	8.2	7.6	1.0	(1.6)	$71.7

Loss from discontinued operations	(11.1)	-	-	-	-

Net Income	45.4	-	-	-	-

Less: Noncontrolling interests	0.3	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$45.1	8.2	7.6	1.0	(1.6)	$60.3

Income from continuing operations, net of tax
less noncontrolling interests	$56.2	8.2	7.6	1.0	(1.6)	$71.4

Diluted Average Shares Outstanding	162.3					162.3

Diluted EPS - Continuing Operations	0.35					0.44

2013

Net Sales	$964.6	-	-	-	-

Cost of products sold	630.4	(0.6)	0.2	-	-
Selling, general & administrative expenses	248.3	(0.2)	0.2	-	-
Amortization of intangible assets	3.1	-	-	-	-
Restructuring charges	0.9	(0.9)	-	-	-

Operating Income	81.9	1.7	(0.4)	-	-	83.2

Interest expense	1.7	-	-	-	-
Other income, net	(0.3)	-	-	-	-
Income from continuing operations before income taxes	80.5	1.7	(0.4)	-	-	81.8

Income taxes	25.7	0.1	-	-	-

Income from continuing operations, net of tax	$54.8	1.6	(0.4)	-	-	$56.0

Income from discontinued operations	9.8	-	-	-	-

Net Income	64.6	-	-	-	-

Less: Noncontrolling interests	0.4	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$64.2	1.6	(0.4)	-	-	$65.4

Income from continuing operations, net of tax
less noncontrolling interests	$54.4	1.6	(0.4)	-	-	$55.6

Diluted Average Shares Outstanding	171.8					171.8

Diluted EPS - Continuing Operations	0.32					0.32

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring		Asset		Before
	GAAP	and other	Defined benefit	impairment	Tax Item	Charges/Gains
	(unaudited)	charges	plan actuarial losses	charges		(Non-GAAP)

2014	YEAR TO DATE

Net Sales	$4,013.6	-	-	-	-

Cost of products sold	2,646.7	(5.9)	(3.0)	-	-
Selling, general & administrative expenses	943.3	(0.6)	(10.7)	-	-
Amortization of intangible assets	13.1	-	-	-	-
Restructuring charges	7.0	(7.0)	-	-	-

Operating Income	403.5	13.5	13.7	-	-	430.7

Interest expense	10.4	-	-	-	-
Other expense, net	1.2	-	-	(1.6)	-
Income from continuing operations before income taxes	391.9	13.5	13.7	1.6	-	420.7

Income taxes	118.3	5.1	5.0	0.6	1.6

Income from continuing operations, net of tax	$273.6	8.4	8.7	1.0	(1.6)	$290.1

Loss from discontinued operations	(114.3)	-	-	-	-

Net Income	159.3	-	-	-	-

Less: Noncontrolling interests	1.2	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$158.1	8.4	8.7	1.0	(1.6)	$174.6

Income from continuing operations, net of tax
less noncontrolling interests	$272.4	8.4	8.7	1.0	(1.6)	$288.9

Diluted Average Shares Outstanding	166.3					166.3

Diluted EPS - Continuing Operations	1.64					1.74

2013

Net Sales	3,703.6	-	-	-	-

Cost of products sold	2,408.5	(0.7)	(2.6)	-	-
Selling, general & administrative expenses	938.7	(0.2)	(2.5)	-	-
Amortization of intangible assets	9.4	-	-	-	-
Restructuring charges	2.8	(2.8)	-	-	-
Asset impairment charges	21.2	-	-	(21.2)	-

Operating Income	323.0	3.7	5.1	21.2	-	353.0

Interest expense	7.2	-	-	-	-
Other expense, net	5.3	-	-	(6.2)	-
Income from continuing operations before income taxes	310.5	3.7	5.1	27.4	-	346.7

Income taxes	101.5	0.7	1.8	7.4	-

Income from continuing operations, net of tax	$209.0	3.0	3.3	20.0	-	$235.3

Income from discontinued operations	21.9	-	-	-	-

Net Income	230.9	-	-	-	-

Less: Noncontrolling interests	1.2	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$229.7	3.0	3.3	20.0	-	$256.0

Income from continuing operations, net of tax
less noncontrolling interests	$207.8	3.0	3.3	20.0	-	$234.1

Diluted Average Shares Outstanding	171.3					171.3

Diluted EPS - Continuing Operations	1.21					1.37

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Net Sales (GAAP)
Cabinets	$456.1	$455.9	-	$1,787.5	$1,642.2	9
Plumbing	335.1	317.4	6	1,331.0	1,287.0	3
Doors	109.4	97.5	12	413.9	371.6	11
Security	139.0	93.8	48	481.2	402.8	20
Total Net Sales	$1,039.6	$964.6	8	$4,013.6	$3,703.6	8

Operating Income
Cabinets	$35.4	$33.3	6	$137.9	$97.1	42
Plumbing	56.3	52.1	8	258.9	228.3	13
Doors	7.5	3.3	127	29.2	15.3	91
Security	6.0	10.1	(41)	49.4	55.4	(11)
Corporate Expenses (1)	(26.0)	(16.9)	(54)	(71.9)	(73.1)	2
Total Operating Income (GAAP)	$79.2	$81.9	(3)	$403.5	$323.0	25

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income Before Charges/Gains (a)
Cabinets	$35.5	$33.6	6	$138.3	$120.6	15
Plumbing	58.9	53.5	10	260.2	229.7	13
Doors	7.5	3.3	127	29.2	15.3	91
Security	15.4	10.1	52	59.2	55.4	7
Corporate Expenses	(13.6)	(17.3)	21	(56.2)	(68.0)	17

Total Operating Income Before Charges/Gains (a)	103.7	83.2	25	430.7	353.0	22
Restructuring and other charges (2) (3)	(12.5)	(1.7)	(635)	(13.5)	(3.7)	(265)
Asset impairment charge	-	-	-	-	(21.2)	100
Defined benefit plan actuarial gains (losses) (4)	(12.0)	0.4	(3,100)	(13.7)	(5.1)	(169)
Total Operating Income (GAAP)	$79.2	$81.9	(3)	$403.5	$323.0	25

(1) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) Other charges represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains and losses on the sale of previously closed facilities.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2014			December 31, 2013
	%	$		%	$
Actual return on plan assets	9.8%	$52.0		15.2%	$74.6
Expected return on plan assets	7.4%	42.2		7.8%	41.8
Discount rate at December 31:
Pension benefits	4.2%			5.0%
Postretirement benefits	3.5%			4.3%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended				For the twelve month period ended
	December 31, 2014	December 31, 2013	$ change	% change	December 31, 2014	December 31, 2013	$ change	% change
CABINETS
Operating income before charges/gains(a)	$35.5	$33.6	$1.9	6	$138.3	$120.6	$17.7	15
Restructuring charges (1)	(0.1)	(0.3)	0.2	67	(0.4)	(2.2)	1.8	82
Other charges (2)
Cost of products sold	-	-	-	-	-	(0.1)	0.1	100
Asset impairment charge	-	-	-	-	-	(21.2)	21.2	100
Operating income (GAAP)	$35.4	$33.3	$2.1	6	$137.9	$97.1	$40.8	42

PLUMBING
Operating income before charges/gains(a)	$58.9	$53.5	$5.4	10	$260.2	$229.7	$30.5	13
Restructuring charges (1)	(1.7)	(0.6)	(1.1)	(183)	(0.5)	(0.6)	0.1	17
Other charges (2)
Cost of products sold	(0.4)	(0.6)	0.2	33	(0.2)	(0.6)	0.4	67
Selling, general and administrative expenses	(0.5)	(0.2)	(0.3)	(150)	(0.6)	(0.2)	(0.4)	(200)
Operating income (GAAP)	$56.3	$52.1	$4.2	8	$258.9	$228.3	$30.6	13

DOORS
Operating income before charges/gains (a)	$7.5	$3.3	$4.2	127	$29.2	$15.3	$13.9	91
Operating income (GAAP)	$7.5	$3.3	$4.2	127	$29.2	$15.3	$13.9	91

SECURITY
Operating income before charges/gains(a)	$15.4	$10.1	$5.3	52	$59.2	$55.4	$3.8	7
Restructuring charges (1)	(3.7)	-	(3.7)	(100)	(4.1)	-	(4.1)	(100)
Other charges (2)
Cost of products sold	(5.7)	-	(5.7)	(100)	(5.7)	-	(5.7)	(100)
Operating income (GAAP)	$6.0	$10.1	$(4.1)	(41)	$49.4	$55.4	$(6.0)	(11)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) Other charges represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains and losses on the sale of previously closed facilities.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges, tax items and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
INVESTOR and MEDIA CONTACT:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com